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                                                                EXHIBIT 99.1
                                     [LOGO]

                           COACHMEN INDUSTRIES, INC.
           2831 DEXTER DRIVE - P.O. BOX 3300 - ELKHART, INDIANA 46515
                        - 574/262-0123 - FAX 574/262-8823

                                  NEWS RELEASE

For immediate release Tuesday, Feb. 11, 2003

COACHMEN INDUSTRIES, INC. CONFIRMS STRONG GAIN IN
FOURTH QUARTER AND FULL-YEAR EARNINGS

     - FOURTH QUARTER EARNINGS OF $0.17 PER SHARE AND 2002 EARNINGS OF $0.62 PER SHARE MARK SIGNIFICANT IMPROVEMENTS OVER THE LOSSES OF ($0.09) AND ($0.25) PER SHARE IN YEAR-EARLIER PERIODS.
     - FOURTH QUARTER RV SALES UP 48% WITH INCREASED PRODUCTION AND SHIPMENTS OVER PREVIOUS YEAR PERIOD.

ELKHART,   IND.  -  Coachmen  Industries,   Inc.  (NYSE:  COA)  today  confirmed
significantly higher earnings for the fourth quarter and year 2002 compared with a year ago.

Coachmen reported earnings of $2.7 million, or $0.17 per share for the quarter, compared with a loss of ($1.4) million or ($0.09) per share in the year-earlier period, an improvement of 289% on a gain in sales of 28.5%. Sales for the fourth quarter increased to $164.1 million versus $127.7 million in the same period of 2001, reflecting higher year-over-year RV and residential home shipments but lower demand for commercial telecommunications structures.

Coachmen's sales of $665.2 million for the year 2002 are 13.3% higher than last year, while net income of $9.9 million and earnings per share of $0.62 for the year represent increases of $13.9 million and $0.87, respectively, and earnings per share improvement of 348%. Driving the year-over-year advances were a 0.7 percentage point improvement in gross profit, resulting from rising productivity, coupled with a 2.0 percentage point improvement in GS&A expenses as a percent of sales. Sales increases of 13.3% were supported with $1.7 million less in operating expenses.

Claire C. Skinner, Chairman, Chief Executive Officer and President, remarked, "While we are disappointed that we fell short of our aggressive earnings expectations of $0.75 per share, we significantly returned the business to profitability during 2002 and established a solid foundation from which to build upon during 2003. As reported, the


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Coachmen Industries, Inc. Reports Fourth Quarter Results
Page 2
Feb. 11, 2003
________________________________________________________________________________

RV segment performed admirably during the year, accelerating its performance as the year progressed. We expected the accelerating trend to continue through the fourth quarter, but, while the performance remained strong, it leveled off, as did industry sales. November results did not keep pace with October, but we believed this most probably was temporary and primarily related to timing issues; specifically, the National RV Trade Show in Louisville and harsh early-winter storms that delayed the delivery of residential finished goods."

"Our belief was that the forecast could still be achieved and that a number of factors would come together in December to enable us to achieve our estimate," Skinner added. "Those factors included the shipment of a good portion of the Louisville RV orders and the delivery of the modular home finished goods that couldn't get delivered in November due to the weather, in addition to the housing deliveries and order inflow of December. Unfortunately, market and weather challenges continued, coupled with intensified concerns about Iraq. As a result, the Company missed its range of earnings guidance."

                                     THREE MONTHS ENDED         YEAR ENDED
                                        DECEMBER 31,           DECEMBER 31,
                                       2002      2001        2002        2001
                                     __________________      ________________

SALES
Recreational Vehicle                 $ 103,736 $  70,001    $ 435,548 $ 344,645
Modular Housing/Building                60,350    57,728      229,644   242,567
                                     --------- ---------    --------- ---------
        Total                        $ 164,086 $ 127,729    $ 665,192 $ 587,212
                                     ========= =========    ========= =========

PRE-TAX INCOME/(LOSS)
Recreational Vehicle                 $ ($1,212)$ (2,571)    $   1,903 $ (11,631)
Modular Housing/Building                 3,050    2,980        10,058    15,466
Other                                    2,007   (2,591)        3,035    (9,953)
                                     --------- --------     --------- ---------
        Total                        $   3,845 $ (2,182)    $  14,996    (6,118)
                                     ========= ========     =========  ========

RECREATIONAL VEHICLE SEGMENT

The Company's Recreational Vehicle segment continues to show improved year-over-year results with a full-year sales increase of 26.4% and a $13.5 million pre-tax income improvement. 2002 pre-tax profits were $1.9 million compared to a loss of ($11.6) million in 2001. Fourth quarter sales were up 48.2% while the segment's fourth quarter pre-tax loss was reduced by 52.9%. Improving industry trends, as well as the Company's extensive branding and design improvements, continue to result in increased dealer and consumer demand. Full-year recreational vehicle wholesale shipments for the Company were up 29.7% compared to 2001, while the industry was up 22.1% in the same categories. Because the Company outperformed the industry, Coachmen's share of recreational vehicle wholesale shipments for the year was 6.6%, a 6.5% increase from its 2001 full-year share.

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Coachmen Industries, Inc. Reports Fourth Quarter Results
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Feb. 11, 2003
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The Company continues to see mounting  improvements in its Recreational  Vehicle business that should prove beneficial in 2003. Wholesale shipments to dealers were up 52.8% for the fourth quarter compared to a 34.6% growth rate for the entire industry. Coachmen's unit production rate was up 51.9% during the quarter and 33.3% for the year compared to 2001. As a result of increased production rates, the Company has brought its unit backlogs to more reasonable levels during the fourth quarter, but still substantially up from the beginning of the year. Backlogs have increased 55.8% since January. These continuing healthy backlogs together with the dealers' strong response to Coachmen's offerings at the Louisville show contributed to the Company's recent decision to add more production capacity at its Coachmen RV operations in Middlebury, Indiana and Fitzgerald, Georgia.

MODULAR HOUSING AND BUILDING SEGMENT

The Company's Modular Housing and Building segment remained profitable in the fourth quarter with sales and pre-tax earnings up 4.5% and 2.3%, respectively, over the year-ago period. For the first time in 2002, total Modular Housing and Building segment quarterly shipments surpassed 2001 shipment levels, up 3.6% during the quarter. The results for the overall segment continue to be negatively impacted by lower demand for commercial modular structures used in the telecommunications industry. The results for the residential portion of the business have been hampered by the market economics associated with it. The primary market served is the rural, scattered lot, secondary or tertiary city market, with an ultimate customer who is largely dependent on either the agriculture economy or the manufacturing sector for his or her livelihood. These buyers have been plagued in 2002 by concerns over the economy, world events, drought, lack of a farm bill, and high unemployment. Despite that, residential unit production was up, increasing 7.3% for the quarter and 3.8% for 2002 versus the year-ago periods. Shipments from the Company's residential home operations were up 9.7% during the fourth quarter.

With that as a foundation, the Company is pursuing higher growth markets in 2003, such as subdivision opportunities and hotel and assisted living center developments. On the non-residential commercial side, the Company is pursuing other markets for its products, such as concrete portable schoolrooms for hurricane-prone areas and new uses for Miller's steel-framing technology. To gain efficiencies in 2003, Miller Building Systems closed its New York operation in December. Production will be assumed by the neighboring Vermont and Pennsylvania operations, increasing their productivity and throughput.

BALANCE SHEET/CASH FLOW

As of December 31, 2002, the Company had cash and marketable securities of $24.2 million and shareholders' equity of $209.4 million. Cash flow from operations was $13.0 million for the year. Capital expenditures totaled $1.9 million for the fourth

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Coachmen Industries, Inc. Reports Fourth Quarter Results
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Feb. 11, 2003
________________________________________________________________________________


quarter and $5.3 million for the year. In the fourth quarter, the Company sold real estate for $4.0 million for an after-tax profit of $0.8 million. Sales for the year totaled $10.0 million for after-tax gains of $1.6 million. During the third quarter, the Company paid back loans it had accumulated against the cash value of certain executive life insurance policies totaling $17.6 million. Coachmen repurchased 263,300 shares totaling $4.0 million during the fourth quarter and 505,600 shares during the year for $7.8 million. Book value per share is $13.37.

Joseph P. Tomczak, Executive Vice President and Chief Financial Officer, said, "Our fourth quarter results, while less than our estimate, were a marked improvement over last year. More importantly, we returned to profitability in 2002 by a wide margin. Compared to 2001, we delivered across the board improvements in our financial performance and we continued our focus on cash flow and keeping a strong balance sheet. That strength is demonstrated by the fact that our capital structure is made up of less than 5% debt. We are also keeping an extreme focus on improving the results of our Modular Housing and Building business, especially Miller Building Systems that had predominantly served the telecommunications industry. With the closing of Miller's New York facility in December and other efficiency improvements, we're focused on returning that division to profitability during 2003."

OUTLOOK

Chairman Skinner said, "Our goal in 2003 is to strengthen the foundation we built upon during 2002 and further improve our overall performance. With solid growth in shipment and production levels, and a healthy backlog going into 2003, our RV segment is gaining momentum, and we anticipate a strong follow-up performance out of the group this year. We are, at the same time, extremely focused on improving the results of the Modular Housing and Building business. The new modular markets and products mentioned previously indicate that 2003 should be an exciting year. While these are all positive developments, we, like all Americans, are concerned about the economy, terrorism, and war. Because of that, we feel it is not advisable to give a definitive forecast for 2003 at this time. Assuming reasonable stability, we anticipate sales growth of between 8% and 10%, and earnings growth in the 30% to 40% range. As conditions become clearer, we will endeavor to tighten up the forecast."

Founded in 1964, Coachmen Industries, Inc. is one of the nation's leading manufacturers of recreational vehicles with well-known brand names including COACHMEN(R), GEORGIE BOY(R), SHASTA(R) and VIKING(R). Coachmen Industries is also the largest modular home producer in the nation with its ALL AMERICAN HOMES(R) and MOD-U-KRAF(R) subsidiaries. Modular commercial and telecommunication structures are manufactured by the Company's Miller Building Systems subsidiary. Prodesign, LLC is a subsidiary that custom thermoforms composite and plastic parts for numerous industries under the PRODESIGN(R) brand. Coachmen Industries, Inc. is a publicly held company with stock listed on the New York Stock Exchange (NYSE) under the COA ticker symbol.

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Coachmen Industries, Inc. Reports Fourth Quarter Results
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Feb. 11, 2003
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THIS  RELEASE  CONTAINS  FORWARD-LOOKING  STATEMENTS  WITHIN THE  MEANING OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS, WHICH ARE INHERENTLY UNCERTAIN. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THAT PROJECTED OR SUGGESTED DUE TO CERTAIN RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO THE POTENTIAL FLUCTUATIONS IN THE COMPANY'S OPERATING RESULTS, THE CONDITION OF THE TELECOMMUNICATIONS INDUSTRY WHICH PURCHASES MODULAR STRUCTURES, THE AVAILABILITY AND THE PRICE OF GASOLINE, THE COMPANY'S DEPENDENCE ON CHASSIS SUPPLIERS, INTEREST RATES, THE AVAILABILITY AND COST OF REAL ESTATE FOR RESIDENTIAL
HOUSING,   COMPETITION,   GOVERNMENT  REGULATIONS,   LEGISLATION  GOVERNING  THE
RELATIONSHIPS OF THE COMPANY WITH ITS RECREATIONAL VEHICLE DEALERS, THE IMPACT OF CONSUMER CONFIDENCE AND ECONOMIC UNCERTAINTY ON HIGH-COST DISCRETIONARY PRODUCT PURCHASES, THE IMPACT OF POTENTIAL WAR AGAINST IRAQ ON THE ECONOMY, CONSUMER CONFIDENCE, AND OIL SUPPLIES, AND OTHER RISKS IDENTIFIED IN THE COMPANY'S SEC FILINGS.


For more information:
        Joseph P. Tomczak
        Executive Vice President and Chief Financial Officer
        574-262-0123

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Coachmen Industries, Inc. Reports Fourth Quarter Results
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Feb. 11, 2003
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                           COACHMEN INDUSTRIES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                THREE MONTHS ENDED               YEAR ENDED
                              ---------------------       ---------------------
                                    DECEMBER 31,                DECEMBER 31,
                                    ------------                ------------
                                2002         2001           2002        2001
                              ---------    --------       ---------   ---------
Net Sales                     $ 164,086   $ 127,729       $ 665,192   $ 587,212

Gross Profit - $                 25,204      18,807          99,219      83,445
Gross Profit - %                   15.4%       14.7%           14.9%       14.2%

GS&A - $                         22,416      21,562          86,198      87,934
GS&A - %                           13.7%       16.9%           13.0%       15.0%

Operating Income/(Loss) - $       2,788     (2,755)          13,021      (4,489)
Operating Income/(Loss) - %         1.7%      (2.2)%            2.0%      (0.8)%

Other (Income)/Expense           (1,057)      (573)          (1,975)      1,629

Pre-Tax Profit/(Loss) - $         3,845     (2,182)          14,996      (6,118)
Pre-Tax Profit/(Loss) - %           2.3%      (1.7)%            2.3%      (1.0)%

Tax Expense/(Benefit)             1,185       (742)           5,067      (2,167)

Net Income/(Loss)                 2,660     (1,440)           9,929      (3,951)
Earning/(Loss) per share -
     Basic & Diluted               0.17      (0.09)            0.62       (0.25)

Weighted Average Shares Outstanding
     Basic                       15,778      15,635          15,996       15,835
     Diluted                     15,871      15,635          16,107       15,835

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Coachmen Industries, Inc. Reports Fourth Quarter Results
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Feb. 11, 2003
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                           COACHMEN INDUSTRIES, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

ASSETS                                   12/31/02              12/31/01
------                                   --------              --------
CURRENT ASSETS

    Cash and temporary cash investments  $ 16,549              $ 28,416
    Marketable securities                   7,641                12,180
    Accounts receivable                    29,408                23,756
    Inventories                            85,010                80,477
    Prepaid expenses and other              8,862                 9,059
    Deferred income taxes                   6,885                 7,319
                                         --------              --------
        Total Current Assets              154,355               161,207

Property & equipment, net                  78,889                80,233
Goodwill and other, net                    18,954                18,954
Cash value of life insurance               33,155                13,454
Real estate held for sale                     276                11,129
Other                                       7,566                 3,583
                                         --------              --------

        Total Assets                    $ 293,195             $ 288,560
                                        =========             =========

LIABILITIES AND SHAREHOLDERS' EQUITY     12/31/02              12/31/01
------------------------------------     --------              --------

CURRENT LIABILITIES
    Current portion of long-term debt   $     902             $     917
    Accounts payable, trade                18,801                18,944
    Accrued income taxes                    1,222                   494
    Other accruals                         39,856                38,846
                                        ---------             ---------
        Total Current Liabilities          60,781                59,201

Long-term debt                             10,097                11,001
Deferred income taxes                       4,123                 1,257
Other                                       8,768                 8,461
                                        ---------             ---------
Total liabilities                          83,769                79,920
Shareholder's Equity                      209,426               208,640
                                        ---------             ---------
        Total Liabilities and
         Shareholders' Equity           $ 293,195             $ 288,560
                                        =========             =========


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Coachmen Industries, Inc. Reports Fourth Quarter Results
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Feb. 11, 2003
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                           COACHMEN INDUSTRIES, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                        YEAR ENDED
                                                   ----------------------
                                                       DECEMBER 31,
                                                       ------------
                                                     2002           2001
                                                   --------       --------

CASH FLOW FROM OPERATIONS                          $ 13,027       $ 41,294

CASH FLOW FROM/(USED IN) ACQUISITION &
 INVESTING ACTIVITIES                                 4,828         (4,384)

Net Borrowings                                      (19,377)        (8,643)
Issuance/Purchase of Stock                           (6,824)           704
Dividends                                            (3,521)        (3,169)
                                                   --------       --------
CASH FLOW FROM/(USED IN) FINANCING ACTIVITIES       (29,722)       (11,108)

INCREASE IN CASH AND TEMPORARY CASH INVESTMENTS     (11,867)        25,802

Beginning of Period Cash and Temporary
 Cash Investments                                    28,416          2,614
                                                   --------       --------

ENDING CASH AND TEMPORARY CASH INVESTMENTS         $ 16,549       $ 28,416
                                                   ========       ========


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